EXHIBIT 10.2
CORRECTIONAL PROPERTIES TRUST
FORM OF RESTRICTED SHARES AWARD AGREEMENT
FOR

     This RESTRICTED SHARES AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of ___, by and between CORRECTIONAL PROPERTIES TRUST, a Maryland real estate investment trust (the “Company”), and ___(the “Recipient”).
RECITALS
     The Committee appointed by the Board of Trustees of the Company pursuant to the Plan (the “Committee”) has determined that it is in the best interests of the Company to recognize the Recipient’s performance and to provide incentive to the Recipient to remain with the Company and its Subsidiaries by making this grant of Restricted Shares in accordance with the terms of this Agreement; and
     The Restricted Shares is granted pursuant to the Correctional Properties Trust Amended and Restated 2002 Stock Plan (the “Plan”) which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.
     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Award of Restricted Shares. The Committee hereby grants, as of ___(the “Date of Grant”), to the Recipient, ___restricted Common Shares, par value $.001 per share, of the Company (collectively the “Restricted Shares”), which shares are and shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any Common Shares (or any other securities of the Company), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan.
     2. Vesting of Restricted Shares.
          (a) Except as otherwise provided in Sections 2(b) and 2(c) hereof, the Restricted Shares shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Number of Restricted Shares	Vesting Date

          There shall be no proportionate or partial vesting of Restricted Shares in or during the months, days or periods prior to each Vesting Date, and all vesting of Restricted Shares shall occur only on the applicable Vesting Date. Upon the termination or cessation of Recipient’s Continuous Service, for any reason whatsoever, any portion of the Restricted Shares which is not yet then vested shall automatically and without notice terminate, be forfeited and be and become null and void.
          (b) Notwithstanding any other term or provision of this Agreement, in the event of a “Change in Control” or a “Potential Change in Control” (in each case as defined in the Plan) of the Company, the Restricted Shares subject to this Agreement shall become immediately vested as of the date of the Change in Control or the Potential Change in Control.
          (c) In the event of the Recipient’s Retirement, Disability or death during the term of this Agreement, all of the Restricted Shares subject to this Agreement shall be immediately vested as of the date of such Retirement, Disability or death, whichever applicable, and shall be delivered, subject to any requirements under this Agreement, to the Recipient, in the event of his or her Retirement or Disability, or in the event of the Recipient’s death, to the beneficiary or beneficiaries designated by the Recipient, or if the Recipient has not so designated any beneficiary(ies), or no designated beneficiary survives the Recipient, such shares shall be delivered to the personal representative of the Recipient’s estate.
          (d) For purposes of this Agreement, the following terms shall have the meanings indicated:
               (i) “Continuous Service” means the continuous service to the Company and any Subsidiary or Affiliate, without interruption or termination, in any capacity of employee, member of the Board of Trustees or consultant. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company and any Subsidiary or Affiliate, or any successor, in any capacity of employee, member of the Board of Trustees or consultant, or (iii) any change in status as long as the individual remains in the service of the Company and any Subsidiary or Affiliate in any capacity of employee, member of the Board of Trustees or consultant (except as otherwise provided in this Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

               (ii) “Non-Vested Shares” means any portion of the Restricted Shares subject to this Agreement that has not become vested pursuant to this Section 2.
               (iii) “Vested Shares” means any portion of the Restricted Shares subject to this Agreement that is and has become vested pursuant to this Section 2.
     3. Delivery of Restricted Shares.
          (a) One or more stock certificates evidencing the Restricted Shares shall be issued in the name of the Recipient but shall be held and retained by the Records Administrator of the Company until the date on which the shares (or a portion thereof) subject to this Restricted Shares award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof (the “Applicable Date”). All such stock certificates shall bear the following legends, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:
     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED SHARES AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.
          (b) The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing Restricted Shares until such shares become Vested Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Shares (or assignment of distributions thereon) on the books and records of the Company.
          (c) On or after each Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to the Recipient within fifteen (15) business days of the date of receipt by the Company of the Recipient’s written request. The Company may elect to satisfy the foregoing requirement by electronic book entries.
     4. Termination of Employment. If the Recipient’s Continuous Service with the Company is terminated by the Company or by the Recipient prior to satisfaction of the vesting conditions in Section 2, any Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.
     5. Rights with Respect to Restricted Shares.
          (a) Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all the Restricted Shares, whether Vested Shares or Non-Vested Shares, all the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Shares, (ii) the right to receive dividends, if any, as may be declared from time to time, and (iii) the rights available to all holders of Common Shares of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Common Shares issued to the Recipient as a dividend with respect to Restricted Shares shall have the same status and bear the same legend as the Restricted Shares and shall be held by the Company, if the Restricted Shares that such dividend is attributed to is being so held, unless otherwise determined by the Committee.
          (b) If at any time while this Agreement is in effect (or shares granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Common Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Committee shall make any adjustments in view of such change, in the number of Restricted Shares then subject to this Agreement that are necessary to maintain the proportionate interest that the Restricted Shares bear to the total number of issued and outstanding Common Shares of the Company. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.
          (c) Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Shares awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Shares and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Shares include, have or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).
     6. Non-Transferability. The Restricted Shares are not transferable until and unless they become Vested Shares in accordance with this Agreement. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Any attempt to effect a Transfer of any Restricted Shares prior to the date on which the shares become Vested Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
     7. Tax Matters; Section 83(b) Election.
          (a) If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Shares. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.
          (b) If the Recipient does not properly make the election described in Subsection 7(a) above, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.
          (c) Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Shares (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.
     8. Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.
     9. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
     10. Miscellaneous.
          (a) No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Shares hereunder shall not shall confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company.
          (b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
          (c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Shares hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
          (d) No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Shares hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
          (e) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland (without reference to the conflict of laws rules or principles thereof).
          (f) Interpretation. The Recipient accepts the Restricted Shares subject to all the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement.
          (g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
          (h) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at 3300 PGA Boulevard, Suite 750, Palm Beach Gardens, Florida 33410, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
          (i) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
          (j) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

CORRECTIONAL PROPERTIES TRUST
By:
Name:
Title:

Agreed and Accepted:
RECIPIENT:

By: